Exhibit 10.5.3

nCino Renewal Amendment

This nCino Renewal Amendment (“Amendment”) is effective as of the la test signature date below, and amends the nCino, LLC Software Service Agreement (“Agreement”) by and between nCino, Inc. (“nCino”) and Live Oak Banking Company (“Subscriber”).   Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement.

In exchange for good and valuable consideration, the receipt of which is acknowledged by both parties, nCino and Subscriber do hereby agree as follows:

1.The parties hereby agree to extend the Term of the Agreement until November 1 4, 2021. Accordingly, commencing on the effective date of this Amendment, Section 3.7 “TERM” of the Agreement shall be amended and restated to read as follow: “This Agreement shall be in force upon the date that both parties have executed this Agreement in its entirety, and shall continue until November 1 4, 2021. Thereafter, this Agreement will automatically renew for additional one (1) year periods unless either party provides the other party with written notice of termination at least sixty (60) days prior to the expiration of the then current term.”

2.Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. Any further modification or amendment to the Agreement must be agreed to in writing in a document executed by both parties.

The foregoing is hereby agreed by the parties: Signatures:

nCino, Inc.:	Subscriber:
/s/ Rachel Perelli_________	/s/ Huntley Garriott__________
(Signature)	(Signature)

Rachel Perelli____________	Huntley Garriott______________
(Printed Name)	(Printed Name)

Sales Operations Manager__	President____________________
(Title)	(Title)

1/18/2019_______________	1/18/2019___________________
(Date)	(Date)